UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

(Name of Registrant as Specified In Its Charter)

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Meeting Adjournment Notice

Dear Valued Shareholder:

I’d like to ask you for a moment of your time. We have attempted to contact you on several occasions regarding a Special Meeting of Shareholders, requesting your vote on two important proposals concerning your AllianzGI Retirement Fund.

Unfortunately we have not yet received enough votes to meet the vote requirement for these important proposals. As a result, the official shareholder meeting has been adjourned to June 29, 2016. Allianz Global Investors with your help and vote participation can avoid the cost and delay of an additional adjournment.

I wanted to reach out to you again personally, as one of our most important shareholders, to urge you to vote. The majority of your fellow shareholders who have already sent in their proxy ballots with voting instructions, have voted ‘FOR’ the proposed changes to the Fund’s existing fee and expense structure. In addition, the Fund’s Board of Trustees recommends that you vote ‘FOR’ the proposals as described in the proxy statement dated April 19, 2016 previously sent to you and which can be found at www.proxyonline.com/docs/AllianzGlRetirement.pdf.

As of today, June 17, 2016, we have not received enough votes to meet the vote requirement for these important proposals which will be discussed at the official shareholder meeting which is now rescheduled for June 29th. With your help and vote participation today, we can avoid the cost and delay of another adjournment beyond June 29th.

I ask you for your support in voting ‘FOR’ the proposals in the enclosed proxy ballot. You may vote your shares by calling the toll-free number on your ballot, or, you may sign, date and return your proxy ballot in the return envelope provided, or, vote via the internet at the website provided on your ballot.

On behalf of the Board of Trustees of your AllianzGI Retirement Fund, please accept my thanks for your participation in these important matters. We appreciate your continued confidence in Allianz Global Investors, and we look forward to receiving your vote.

Sincerely,

Thomas J. Fuccillo

President and Chief Executive Officer

PLEASE vote your shares today by calling (877) 361-7967!

Telephone voting is available Monday through Friday 9:00 AM to 10:00 PM (EST).

You may also vote by mail, automated telephone, or internet, as further detailed on the enclosed proxy card.

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